RBSM LLP
Accountants & Advisors

805 Third Avenue, 14th floor
New York, NY 10022
www.rbsmllp.com

March 30 2026

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: **BTCS Inc. Commission File No. 001-40792**

Dear Sir or Madam:

We have read the statements made by BTCS Inc. under Item 4.01 of its Form 8-K dated March 30, 2026. We agree with the statements concerning our firm in such Form 8-K. We are not in a position to agree or disagree with other statements of BTCS Inc. contained therein.

Very truly yours,

RBSM LLP

RBSM LLP
New York, New York